Exhibit 99.3Exhibit 99.3

• • • • • • • • • • • • • • • • • • • • • • • • • • • • • • •

• • • • • • • • • • • • • • • • • • • •• • • • • • • • • • • • • • • • • • • •

+ + § § § § § § + § § + + ++ + § § § § § § + § § + + +

+ + + + + + + + ++ + + + + + + + +

+ + + + + + + + + + + + + + + + + ++ + + + + + + + + + + + + + + + + +

+ Wardley Electronics

Ç ÇÇ Ç Ç Ç Ç Ç Ç Ç Ç ÇÇ ÇÇ Ç Ç Ç Ç Ç Ç Ç Ç Ç

P P P P P

mm vehicles (cumulative) 300 RoW (excl. China and India) 268 Europe 250 232 US 73 198 200 62 167 53 139 150 44 124 114 36 111 93 100 29 98 23 85 58 73 62 50 13 34 52 71 19 59 35 9 48 4 38 22 30 23 18 10 - 2019 2021 2023 2025 2027 2029 2030 2031 2032 2033 2034 2035mm vehicles (cumulative) 300 RoW (excl. China and India) 268 Europe 250 232 US 73 198 200 62 167 53 139 150 44 124 114 36 111 93 100 29 98 23 85 58 73 62 50 13 34 52 71 19 59 35 9 48 4 38 22 30 23 18 10 - 2019 2021 2023 2025 2027 2029 2030 2031 2032 2033 2034 2035

+ + 2025 2030 2035 2040 2050 Netherlands Iceland Denmark Canada Germany (Baden-Württemberg only) Norway Ireland US France (California only) Netherlands Spain US (Connecticut, Maryland, Massachusetts, New Jersey, UK New York, Oregon, Vermont and Washington only) Sweden Israel “ ”

+ + “ ” “ ” “ Top 10 Companies, 21% Companies 101-500, 37% ” Companies 11-50, 25% “ Companies 51-100, 17% ” Source: Company filings and websites; Fleet Owner 500 (16-Apr 2021)+ + “ ” “ ” “ Top 10 Companies, 21% Companies 101-500, 37% ” Companies 11-50, 25% “ Companies 51-100, 17% ” Source: Company filings and websites; Fleet Owner 500 (16-Apr 2021)

“ Executive Order on Tackling the Climate Crisis at Home and Abroad “ ” ” + Æ ‘00 T0 h ve ous ha icl nd es vehicles Hybrids, 4% EVs, 1% 67 70 0.2 3 59 60Æ 55 0.3 5 51 51 0.2 5 0.2 0.2 50 27 3 3 E85 & Gas, 24 15 40 Gasoline & 17 30% 25 Diesel,Æ 30 65% 20 36 34 30 30 23 10 Æ - 2015 2016 2017 2018 2019 Gasoline & Diesel E85 & Gas Hybrids EVs“ Executive Order on Tackling the Climate Crisis at Home and Abroad “ ” ” + Æ ‘00 T0 h ve ous ha icl nd es vehicles Hybrids, 4% EVs, 1% 67 70 0.2 3 59 60Æ 55 0.3 5 51 51 0.2 5 0.2 0.2 50 27 3 3 E85 & Gas, 24 15 40 Gasoline & 17 30% 25 Diesel,Æ 30 65% 20 36 34 30 30 23 10 Æ - 2015 2016 2017 2018 2019 Gasoline & Diesel E85 & Gas Hybrids EVs

++

+ + + + + o + o + + + + + + + +

+ + + + “ + + + ”+ + + + “ + + + ”

“ ”“ ”

+ + ++ + +

++

+ Gross Profit 5 Upfront Hardware & Installation Ç 5 Recurring Software & Services Ç 4 0.5 0.5 45% 4 Ç 0.5 0.5 0.5 3 Ç 0.5 0.5 0.5 0.5 3 2 Ç 2 Ç 2.5 2.5 2.5 2.5 55% 1 Ç 1 Ç - Year 1 Year 2 Year 3 Year 4 Year 5 Total

EO's Near-Term Outlook and Longer-Term Trajectory

Chargers Deployed


'000s
Includes fleet and all home, commercial and destination charger units deployed
200
175
150
125
100
75
50
25
-
CAGR (2021-2026E): 46%
CAGR (2021-2024E): 57%
28
39
60
108
144
183
2021E
2022E
2023E
2024E
2025E
2026E
Near-Term Outlook
Longer-Term Trajectory

Revenue by Type[1]


$mm
800
700
600
500
400
300
200
100
-
Hardware & Installation
Software & Services
CAGR (2021-2026E): 87%
CAGR (2021-2024E): 122%
$33
$101
$215
$365
$550
$750
2021E
2022E
2023E
2024E
2025E
2026E
Near-Term Outlook
Longer-Term Trajectory

Revenue by Geography[1]


$mm
800
700
600
500
400
300
200
100
-
Europe
US
Rest of World
CAGR (2021-2026E): 87%
CAGR (2021-2024E): 122%
$33
$101
$215
$365
$550
$750
2021E
2022E
2023E
2024E
2025E
2026E
Near-Term Outlook
Longer-Term Trajectory

Source: EO
(1) Fiscal year ended Dec 31; projections shown on a non-IFRS basis; EO reporting currency is GBP; applied currency exchange rate – GBP:USD = 1.3904 as at 30-Jul 2021 (FactSet)

26

+ + + ++ + + +

+ + (3) (4) (5) (2) (6) (5) (7) (7)+ + (3) (4) (5) (2) (6) (5) (7) (7)

+ üüü ü üüü ü ü + + + + + + + ++ üüü ü üüü ü ü + + + + + + + +

Financial Benchmarking



EV Charging Solutions
EV Charging OEMs
EV Charging Networks
EV Mobility Ecosystem
eo (1)
chargepoin+ (2)
TRITIUM
wallbox
EVgo
allego
TESLA
Revenue Growth (YoY)
Gross Margin
EBITDA Margin(3)
2023E
2024E
112%
70%
67%
56%
111%
68%
106%
67%
181%
100%
38%
110%
23%
18%
31%
32%
33%
33%
45%
47%
40%
41%
53%
47%
36%
40%
25%
22%
3%
9%
(10)%
5%
20%
23%
(7)%
3%
1%
18%
19%
31%
21%
19%

Charts shown not to scale

Note: All EO peer estimates are based on company disclosed forecasts except for ChargePoint, EVgo and Tesla, which are based on broker consensus estimates as at 30-Jul 2021 (FactSet)
Source: EO; Company filings; FactSet

(1) Fiscal year ended Dec 31; projections used in determining EO growth rates and margins based on non-IFRS financials. Adjusted EBITDA excludes the cost of new D&O insurance policy
(2) 2023E based on FYE 31-Jan 2024E forecasts and 2024E based on FYE 31-Jan 2025E forecasts
(3) Where applicable, negative margins have been implied from company-disclosed revenue and EBITDA (except for Wallbox, which have been directly disclosed)

31

Profitability and Cash Flow Benchmarking

+ **EO's fleet-focused operating model drives a superior Adjusted EBITDA and cash flow profile which de-risks the business plan**



EBITDA Margin
EBITDA Profitability Profile
40%
20%
-%
(20%)
(40%)
(60%)
(80%)
2020
2021E
2022E
2023E
2024E
eo(1)
2
(3)
(9)
7
34
chargepoint(2)
(106)
(151)
(122)
(58)
45
Note: enclosed numbers refer to EBITDA forecasts ($mm)(3)



$mm (EBITDA - Capex)(4)
EBITDA – Capex Cash Flow Profile
100
50
-
(50)
(100)
(150)
(200)
2020
2021E
2022E
2023E
2024E
eo(1)
1
(8)
(19)
(4)
22
chargepoint(2)
(117)
(168)
(142)
(81)
23

Charts shown not to scale

Source: EO; FactSet
Note: ChargePoint estimates are based on broker consensus estimates as at 30-Jul 2021 (FactSet)
(1) Fiscal year ended Dec 31; 2020 financials reflect unaudited 2020 IFRS accounts before the impact of non-cash accounting adjustments for the EO Fleet Customer Warrant Agreement; projections shown on a non-IFRS basis and Adjusted EBITDA excludes the cost of new D&O insurance policy and estimated fees & expenses relating to the potential transaction; EO reporting currency is GBP; applied exchange rate – GBP:USD = 1.3904 as at 30-Jul 2021 (FactSet)
(2) 2020 based on FYE 31-Jan 2021 financials; and 2021E based on FYE 31-Jan 2022E forecasts etc.
(3) Where applicable, negative EBITDA margins for ChargePoint have been implied from broker consensus estimates for revenue and EBITDA as at 30-Jul 2021 (FactSet)
(4) Fiscal year ended Dec 31; 2020 Capex reflects net cash flows from investing activities

32

+ + + + + 5.0x - 8.0x Discounted Enterprise Value (1) (1) 3 Periods @ 20% p.a. 2024E Revenue 1.8x 2024E Revenue+ + + + + 5.0x - 8.0x Discounted Enterprise Value (1) (1) 3 Periods @ 20% p.a. 2024E Revenue 1.8x 2024E Revenue

43.2x 39.8x 43.2x 39.8x

Illustrative Share Price Share count in millions $10.00 $11.50 $12.50 $13.50 $14.50 $15.50 $16.50 $17.50 $18.00 FRSG Public IPO Shares 22.2 22.2 22.2 22.2 22.2 22.2 22.2 22.2 22.2 (1) (2) FRSG Public Warrants - - 0.4 0.8 1.2 1.4 1.7 1.9 2.0 FRSG Sponsor Shares 4.4 4.4 5.6 5.6 5.6 5.6 5.6 5.6 5.6 (1) (3) FRSG Sponsor Warrants - - 0.4 0.8 1.1 1.3 1.6 1.8 1.9 EO Equity (Existing Shareholders) 49.8 49.8 49.8 49.8 49.8 49.8 49.8 49.8 49.8 (1) (4) EO Equity (EO Fleet Customer) 2.1 2.1 2.1 2.1 2.1 2.1 2.1 2.1 2.1 (1) (5) EO Fleet Customer Warrants 8.2 8.4 8.4 8.5 8.6 8.6 8.6 8.7 8.7 Total 86.8 87.0 89.0 89.8 90.5 91.1 91.6 92.0 92.3Illustrative Share Price Share count in millions $10.00 $11.50 $12.50 $13.50 $14.50 $15.50 $16.50 $17.50 $18.00 FRSG Public IPO Shares 22.2 22.2 22.2 22.2 22.2 22.2 22.2 22.2 22.2 (1) (2) FRSG Public Warrants - - 0.4 0.8 1.2 1.4 1.7 1.9 2.0 FRSG Sponsor Shares 4.4 4.4 5.6 5.6 5.6 5.6 5.6 5.6 5.6 (1) (3) FRSG Sponsor Warrants - - 0.4 0.8 1.1 1.3 1.6 1.8 1.9 EO Equity (Existing Shareholders) 49.8 49.8 49.8 49.8 49.8 49.8 49.8 49.8 49.8 (1) (4) EO Equity (EO Fleet Customer) 2.1 2.1 2.1 2.1 2.1 2.1 2.1 2.1 2.1 (1) (5) EO Fleet Customer Warrants 8.2 8.4 8.4 8.5 8.6 8.6 8.6 8.7 8.7 Total 86.8 87.0 89.0 89.8 90.5 91.1 91.6 92.0 92.3